                                  SCHEDULE 14A
                                (RULE 14(a)-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ ]  Preliminary Proxy Statement  [ ]  Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Colonial Holdings, Inc
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:


     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     Amount Previously Paid:
     Form or Registration No.:
     Date Filed:
     Additional Amount Paid:
     Form or Registration No.:
     Filing Party:
     Date Filed:
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 .Return Address
PROXY SERVICES
51 MERCEDES WAY
EDGEWOOD, NY  11717
 .Text

                             COLONIAL HOLDINGS, INC.


January 4, 2002

Dear Shareholders:

     The important Special Meeting of Colonial Holdings, Inc. is just a few days away. According to our latest records, we have not yet received your vote.

     In order to ensure that your shares are represented at the special meeting, we have established a method that will enable you to vote by a toll-free telephone call. Please follow the simple steps listed below.

     Your vote is very important. The first item on the agenda, consideration of the Agreement and Plan of Merger among Colonial, Gameco, Inc., Gameco Acquisition and Jeffrey P. Jacobs, requires the affirmative vote of two-thirds of the outstanding Class A shares. If you do not vote, it will have the same effect as a vote against that item.

     If you have any questions regarding the voting of your shares, please call our proxy solicitor, Innisfree M&A Incorporated, toll-free at 888-750-5834.

Thank you for your support,

The Board of Directors of
COLONIAL HOLDINGS, INC.


        TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                       ARE AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1.  Call Toll-Free 1-877-880-9547, anytime, day or night.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8282, Colonial Holdings, Inc.

3.  State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

          Name:                 [NA.1]
          Broker:               [Broker]
          Control Number:       [ControlNum]
          Number of Shares:     [NumShares]

5. Give the operator your voting preferences, using the proxy text below.


                             COLONIAL HOLDINGS, INC.
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Pursuant to Section 13.1-663 of the Code of Virginia of 1950, as amended, the undersigned shareholder (the "Shareholder") of COLONIAL HOLDINGS, INC., a Virginia corporation (the "Corporation"), hereby appoints Stephen D. Peskoff and Ian M. Stewart, or either of them, with full power of substitution, as proxies to represent and to vote all shares of the Common Stock of the Corporaton owned by the Shareholder (together the "Shares"), as directed below at the Special Meeting of Shareholders of the Corporation to be held at 1:00 p.m., on Thursday, January 10th, 2002, at Colonial Downs Racetrack, 10515 Colonial Downs Parkway, New Kent, Virginia, and all adjournments thereof (the "Special Meeting"), as if the Shareholder were present in person and voting at the Special Meeting. Any proxy heretofore given by the Shareholder of the Special Meeting is hereby revoked.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                                "FOR" PROPOSAL 1.

1. The Proposal, as described in the Notice of Special Meeting of Shareholders and Proxy Statement dated December 10, 2001, previously delivered to the Shareholder (the "Notice"), and specifically the approval of the Agreement and Plan of Merger, dated as of June 11, 2001, as amended November 16, 2001, among the Corporation, Gameco, Inc., Gameco Acquisition, Inc. and Jeffrey P. Jacobs described in and a copy of which accompanies the Notice (the "Merger Agreement"), in substantially the same form and substance as the copy accompanying the Notice.

    (  ) FOR               (  ) AGAINST              (  ) ABSTAIN

2. In the event it becomes necessary, a motion to adjourn the Special Meeting to another time and/or place (for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the Merger Agreement).

    (  ) FOR               (  ) AGAINST              (  ) ABSTAIN

3. In their discretion, the proxies are authorized to vote the Shares upon such other business as may properly come before the Special Meeting.

    (  ) FOR               (  ) AGAINST              (  ) ABSTAIN

    The Shareholder acknowledges having received and reviewed prior to the Special Meeting the Merger Agreement. If this proxy is executed, but no direction is provided as to how the shareholder desires to vote under either of the foregoing proposals, the proxy shall be deemed voted "FOR" the proposal where no direction is provided.


    PLEASE GIVE YOUR NAME TO THE OPERATOR EXACTLY AS YOUR NAME APPEARS ON THE RECORDS OF THE CORPORATION. IF HELD JOINTLY, BOTH JOINT TENANTS MUST SIGN WHEN SIGNING IN A REPRESENTATIVE CAPACITY, INCLUDING AS TRUSTEE OR CUSTODIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP OR LIMITED LIABILITY COMPANY, PLEASE SIGN IN THE PARTNERSHIP'S OR COMPANY'S NAME BY AN AUTHORIZED PERSON.